Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of our report dated June 1, 2006, relating to the consolidated financial statements of European Telecommunications & Technology Limited as of December 31, 2005 and for the period then ended, which is contained in that Registration Statement.
We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ BDO Stoy Hayward LLP
London, England
June 21, 2006